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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant
Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under Rule 14a-12

iVillage Inc.

(Name of Registrant as Specified in Its Charter

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials:
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

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500 Seventh Avenue
New York, New York 10018

September 30, 2004

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders which will be held at the Hilton Times Square, Empire Room, 234 West 42nd Street, New York, New York at 9:30 a.m. on Monday, November 1, 2004. On the following pages you will find the formal Notice of Annual Meeting and Proxy Statement.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. Accordingly, please date, sign and return the enclosed proxy card promptly.

I hope that you will attend the meeting and I look forward to seeing you there.

Sincerely,

DOUGLAS W. MCCORMICK
Chairman and Chief Executive Officer

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500 Seventh Avenue
New York, New York 10018

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On November 1, 2004

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of iVillage Inc., a Delaware corporation (“iVillage”), will be held on Monday, November 1, 2004, at 9:30 a.m. (local time), at the Hilton Times Square, Empire Room, 234 West 42nd Street, New York, New York, for the following purposes:

1.	To elect three Class III Directors to the Board of Directors of iVillage;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors of iVillage for the fiscal year ending December 31, 2004; and

3.	To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

Stockholders of record at the close of business on September 10, 2004 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting. If you do not expect to be present at the Annual Meeting, you are requested to fill in, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to make sure that your shares are represented at the Annual Meeting. In the event you decide to attend the Annual Meeting in person, you may, if you desire, revoke your proxy and vote your shares in person.

YOUR VOTE IS IMPORTANT

IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,

STEVEN A. ELKES
Secretary

New York, New York
September 30, 2004

PROXY STATEMENT

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Stock Performance Graph	23
Comparison of Cumulative Total Return Among iVillage Inc., The NASDAQ Stock Market (U.S.) Index and The Street.com Internet Index	23

Stockholder Proposals	24

Stockholder Communications	24

Other Matters	24

Appendix A – Audit Committee Charter	A-1

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iVILLAGE INC.
500 Seventh Avenue
New York, New York 10018

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
November 1, 2004

This proxy statement is furnished to stockholders of iVillage Inc. in connection with the solicitation of proxies, in the accompanying form, by our Board of Directors for use in voting at our Annual Meeting of Stockholders (“Annual Meeting”) to be held at the Hilton Times Square, Empire Room, 234 West 42nd Street, New York, New York on Monday, November 1, 2004, at 9:30 a.m. (local time), and at any adjournment or postponement thereof.

When used in this proxy statement and unless otherwise specified, “iVillage,” “we,” “our,” and “us” refer to iVillage Inc.

This proxy statement, and the accompanying form of proxy, are first being mailed to stockholders on or about September 30, 2004.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Purpose of the Annual Meeting

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this proxy statement.

Record Date and Outstanding Shares

Our Board of Directors has fixed the close of business on September 10, 2004, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any and all adjournments or postponements thereof. As of September 10, 2004, we had issued and outstanding 71,620,462 shares of common stock, $.01 par value per share, comprising all of our issued and outstanding voting stock.

Revocability and Voting of Proxies

Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting before it is voted. A proxy may be revoked by any of the following methods:

•	by writing a letter delivered to Steven A. Elkes, Secretary of iVillage, stating that the proxy is revoked;

•	by submitting another proxy with a later date; or

•	by attending the Annual Meeting and voting in person.

Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that stockholder’s beneficial ownership of the shares.

Unless we receive specific instructions to the contrary or unless such proxy is revoked, shares represented by each properly executed proxy will be voted: (i) FOR the election of each of our nominees as a director; (ii) FOR

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the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2004; and (iii) with respect to any other matters that may properly come before the Annual Meeting, at the discretion of the proxy holders.  We do not presently anticipate any other business will be presented for action at the Annual Meeting.

Voting at the Annual Meeting

Each share of common stock outstanding on the Record Date will be entitled to one vote on each matter submitted to a vote of the stockholders, including the election of directors. Cumulative voting by stockholders is not permitted.

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

A plurality of the votes cast is required for the election of directors. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting will be required to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2004.  Abstentions and broker “non-votes” are not counted for the purpose of the election of directors or the ratification of the appointment of PricewaterhouseCoopers LLP.

Solicitation

We will pay the costs relating to this proxy statement, the proxy and the Annual Meeting. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to beneficial owners. Directors, officers and regular employees may also solicit proxies by personal interview, telephone, facsimile or electronic mail. They will not receive any additional pay for the solicitation.

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PROPOSAL NO. 1:
ELECTION OF DIRECTORS

Classified Board of Directors

Our Board of Directors is divided into three classes, designated Class I, Class II and Class III, the terms of which expire successively over a three-year period. Currently, the term of the Class  III directors expires in 2004, the term of the Class  I directors expires in 2005, and the term of the Class  II directors expires in 2006. One class of directors is elected to three-year terms at each annual meeting of stockholders. The current directors are as follows:

Class I	Class II	Class III

Kenneth A. Bronfin	Douglas W. McCormick	Ajit M. Dalvi
John T. (Jack) Healy	Cathleen P. Black	Habib Kairouz
Lennert J. Leader	Edward D. Horowitz	Edward T. Reilly
Alfred Sikes

Ajit M. Dalvi, Habib Kairouz, Edward T. Reilly and Alfred Sikes are incumbent Class III Directors whose terms expire at the Annual Meeting.  All four have been nominated for election at the Annual Meeting for terms expiring in 2007.   Unless otherwise instructed, the proxy holders will vote the proxies received by them for such nominees.

If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. If stockholders properly nominate persons other than our nominees for election as directors, the proxy holders will vote all proxies received by them to assure the election of as many of our nominees as possible, with the proxy holder making any required selection of specific nominees to be voted for. The term of office of each person elected as a Class III Director will continue until the 2007 annual meeting of stockholders or until his or her earlier death, resignation or removal.  There is no family relationship between any director and any other of our directors or executive officers.

Pursuant to our amended and restated stockholder agreement with Hearst Communications, Inc., or the Hearst Stockholder Agreement, we are required to appoint three representatives of Hearst Communications, Inc., or Hearst, to of our Board of Directors, and one  representative to our nominating committee and another to our compensation committee. Accordingly, Messrs. Bronfin and Sikes and Ms.  Black were appointed to our Board of Directors and Mr. Sikes was appointed to our compensation committee and Mr. Bronfin was appointed to our nominating committee.  For a further discussion of the terms of the Hearst Stockholder Agreement, please see “Certain Transactions – Hearst” below.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF MESSRS. DALVI, KAIROUZ, REILLY AND SIKES AS MEMBERS OF iVILLAGE’S BOARD OF DIRECTORS.

Director Information

The following provides information about each nominee and continuing director, including data on their business backgrounds and the names of public companies and other selected entities for which they also serve as directors. The information concerning the directors and their security holdings has been furnished to us by each director.

Class III Directors - Nominees for a Term of Three Years Expiring in 2007

Ajit M. Dalvi, age 62, has been a director of iVillage since September 2004.  Mr. Dalvi was appointed to our Board of Directors in September 2004, after a review of his credentials by our Board of Directors and at the recommendation of our CEO.  Since June 1999, Mr. Dalvi has worked as an independent business consultant and as a senior advisor to several corporations in the cable television and broadband industries.  In 2002, Mr. Dalvi performed consulting services for iVillage for which he received a grant of options (valued at the time of grant at

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less than $60,000).  From February 1982 to June 1999, Mr. Dalvi was a Senior Vice President of Cox Communications, Inc., a cable Multiple Service Operator. Mr. Dalvi also serves as a director of Scientific Learning Corporation, a developer of  neuroscience based products designed to improve the reading skills of K-12 children, and is a member of its Audit and Research Committees.  Mr. Dalvi received a B.A. from the Bombay University and an M.B.A. from the Indian Institute of Management, Ahemedabad.

Habib Kairouz, age 38, has been a director of iVillage since March 1998. Since 1993, Mr. Kairouz has been employed by Rho Capital Partners, Inc., an investment and venture capital management company, where he currently serves as a Managing Partner. Mr. Kairouz also serves on the boards of directors of several private companies, including Waterfront Media, Inc. Mr. Kairouz received a B.S. in Engineering and a B.A. in Economics from Cornell University and an M.B.A. in Finance from Columbia University.

Edward T. Reilly, age 57, has been a director of iVillage since April 2001. Since June 2001, Mr. Reilly has been President and Chief Executive Officer of the American Management Association, a not-for-profit membership-based association providing management development and educational services. Mr. Reilly is also a former Chairman of the Board of the Advertising Council, a private nonprofit organization. From June 2000 to May 2001, Mr. Reilly focused his activities on serving on several boards, including the Board for the National Council of La Raza and as Trustee of Lynchburg College. From May 1997 to June 2000, Mr. Reilly was President and Chief Executive Officer of Big Flower Holdings, Inc., an integrated marketing and advertising services company. From April 1996 to May 1997, Mr. Reilly was President and Chief Operating Officer of Big Flower Holdings, Inc. Prior to April 1996, Mr. Reilly held various management positions at McGraw-Hill Companies and McGraw-Hill Broadcasting, most recently as President of McGraw-Hill Broadcasting. Mr. Reilly received a B.B.A. from St. Francis College.

Alfred Sikes, age 64, has been a director of iVillage since June 2001. Since January 2002, Mr. Sikes has been a consultant to The Hearst Corporation, a diversified communications company specializing in print media, television and Internet businesses. From March 1993 to December 2001, Mr. Sikes served as both Vice President of The Hearst Corporation and President of Hearst Interactive Media, a unit of The Hearst Corporation. From August 1989 to January 1993, Mr. Sikes served as Chairman of the Federal Communications Commission. Mr. Sikes also serves as a director of Cymfony Inc., a research and information service technology provider. Mr. Sikes also serves as a director of the New York School Choice Scholarships Foundation and the American Refugee Committee. Mr. Sikes received a B.A. from Westminster College and a J.D. from the University of Missouri Law School.

Class I Directors-To Continue in Office until 2005

Kenneth A. Bronfin, age 45, has been a director of iVillage since May 2002. Mr. Bronfin is President of Hearst Interactive Media, a unit of The Hearst Corporation, a diversified communications company specializing in print media, television and Internet businesses. Mr. Bronfin has been with The Hearst Corporation since 1996. Prior to joining The Hearst Corporation, Mr. Bronfin was with the National Broadcasting Company, Inc., or NBC, as a founder of the Interactive Media Group as well as General Manager of NBC’s digital television group and Vice President of NBC Cable and Business Development. Mr. Bronfin was also Director of Business Development for NBC Technology and was Director of NBC’s Broadcast Engineering Group. Mr. Bronfin serves as a director of Circle Company Associates and E Ink Corporation. Mr. Bronfin also serves as a member of the Audit Committee of Circle Company Associates and the compensation committee of E Ink Corporation. Mr. Bronfin received an M.B.A. from the Wharton School of the University of Pennsylvania and a B.S. from the University of Virginia.

John T. (Jack) Healy, age 64, has been a director of iVillage since November 2000. Since January 1997, Mr. Healy has been a Principal of H.A.M. Media Group, L.L.C., an international investment and advisory firm specializing in the entertainment and communications industries. From July 1996 to July 1998, Mr. Healy served as a consultant to The Walt Disney Company and ABC International Television. From August 1970 to July 1996, Mr. Healy held various positions, most recently as President, ABC International Operations and Executive Vice President, ABC Cable & International, at Capital Cities/ABC Inc. Mr. Healy also serves as a director of StoryFirst Communications, Inc. Mr. Healy received a Masters of Economics and a B.A. from Brooklyn College.

Lennert J. Leader, age 49, has been a director of iVillage since July 1998. Mr. Leader has served as a consultant to Time Warner Inc., or Time Warner, since June 2004.  Prior to his consultancy, Mr. Leader had been the President of the Venture Group of AOL Time Warner Investments, the investment unit of an Internet-powered media and communications company, since the merger of America Online, Inc., or AOL, and Time Warner in January 2001. Prior to the merger, Mr. Leader served as President of AOL Investments, a division of AOL,

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beginning in February 1998. Mr. Leader served as Senior Vice President, Chief Financial Officer and Treasurer of AOL from September 1989 until July 1998. Prior to joining AOL, Mr. Leader was Vice President-Finance of LEGENT Corporation, a computer software and services company, from March 1989 to September 1989, and Chief Financial Officer of Morino, Inc., a computer software and services company, from 1986 to March 1989 and Director of Finance from 1984 to 1986. Prior to joining Morino, Inc. in 1984, he was an audit manager at Price Waterhouse. Mr. Leader received a B.S. in Accounting from the University of Baltimore.

Class II Directors - To Continue in Office until 2006

Cathleen P. Black, age 60, has been a director of iVillage since June 2001. Since January 1996, Ms.  Black has served as the President, Hearst Magazines, a division of The Hearst Corporation, a diversified communications company specializing in print media, television and Internet businesses. Ms.  Black is also a Senior Vice President of The Hearst Corporation. From 1991 to December 1995, Ms.  Black served as the President and Chief Executive Officer of the Newspaper Association of America. From 1983 to 1991, Ms.  Black was the President and Publisher of USA Today. Ms.  Black also serves as a director of The Coca-Cola Company, International Business Machines Corporation and The Hearst Corporation. Ms.  Black received a B.A. from Trinity College.

Edward D. Horowitz, age 56, has been a director of iVillage since April 2003. Mr. Horowitz is the Chairman of EdsLink LLC, a New York City based venture capital firm providing financial, advisory and technology consulting services. From January 1997 to July 2000, Mr. Horowitz was Executive Vice President for Advanced Development of Citigroup Inc., a financial services company (“Citigroup”), and Founder and Chairman of Citigroup’s e-Citi division, as well as, a member of the Management and Investment Committees of Citigroup. From July 2000 to July 2002, Mr. Horowitz served as a consultant to Citigroup. From April 1989 to January 1997, Mr. Horowitz held such positions as Senior Vice President, Viacom Inc., Chairman and Chief Executive Officer of Viacom Interactive Media and a member of the Viacom Executive Committee. Currently, Mr. Horowitz is a Strategic Advisor to the Chairman of Cablevision’s Rainbow DBS Satellite Company and is a member of this initiative’s Executive Committee.  He is also an advisor to SPARX Group, an independent, publicly traded Japanese financial services and investment company, and NeuStar, Inc., the leading provider of neutral, third party clearinghouse services to the telecommunications industry.  Mr. Horowitz also serves as a director of MusicNet, an online music delivery company, and as a member of its strategy committee, and Acterna, a provider of communications test solutions for telecommunications and cable network operators. Mr. Horowitz received an M.B.A. from the Columbia University School of Business and a B.S. in Physics from the City College of New York.

Douglas W. McCormick, age 54, has been a director of iVillage since February 1999 and Chairman of the Board since April 2001. From April 2000 through July 2000, he served as our President and has been our Chief Executive Officer since July 2000. From 1998 to April 2000, Mr. McCormick was President of McCormick Media, a media consulting firm. From 1993 to 1998, Mr. McCormick was President and Chief Executive Officer of Lifetime Television Network, a joint venture of The Hearst Corporation and The Walt Disney Company. Mr. McCormick held various other positions at Lifetime from 1984 to 1993 in the sales, marketing and research areas. Mr. McCormick also serves on the boards of directors of MarketWatch, Inc. and Waterfront Media Inc. (formerly known as Agora Media Inc.) and the compensation committee of both companies. Mr. McCormick received an M.B.A. from the Columbia University School of Business and a B.A. from the University of Dayton.

Director Compensation

On September 28, 2004, our Board of Directors adopted a policy regarding the compensation for certain of our directors.  Pursuant to the policy, directors who are not employees or designees of Hearst will receive $20,000 annually paid ratably at the completion of each quarter.  Additionally, such directors will also receive an annual option grant on October 15th of each year to purchase 10,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of grant.  All of our directors are reimbursed for expenses in connection with attendance at board and committee meetings.

From time to time, some of our directors may also receive grants of options to purchase shares of our common stock pursuant to the 1995 Amended and Restated Employee Stock Option Plan, the 1999 Acquisition Stock Option Plan and the Amended and Restated 1999 Employee Stock Option Plan. Under our 1999 Director Option Plan, non-employee directors are eligible to receive non-discretionary, automatic stock option grants.  On December  17, 2003, Messrs. Healy, Horowitz, Kairouz, and Reilly were each granted an option to purchase 37,500 shares of our common stock at an exercise price of $2.74 per share.

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Members of our Board of Directors who are designees of Hearst have waived receipt of director compensation.

Meetings, Committees and Independence

The Board of Directors held six meetings during the fiscal year ended December 31, 2003.  The Board of Directors has formed an Audit Committee, Compensation Committee and Nominating and Governance Committee.  Each committee is governed by a charter that may be amended by the Board of Directors at any time. The current version of each committee’s charter is available on our Web site at www.ivillage.com/investor.

During fiscal year 2003, each incumbent director attended 75% or more of the aggregate number of meetings of our Board of Directors and of the committees of our Board of Directors on which the director served during the period for which he or she was a director or committee member, respectively, except for Ms. Black.  In September 2004, our Board of Directors adopted a policy that encourages director attendance at our annual meeting of stockholders.  No director, other than our Chairman and Chief Executive Officer, attended our annual meeting of stockholders in 2003.

Our Board of Directors has determined that Messrs. Dalvi, Healy, Horowitz, Leader, Kairouz and Reilly are “independent” in accordance with NASDAQ Marketplace Rules 4200 and 4350.  As our employee, Mr. McCormick cannot be considered independent.  The remaining three directors, Messrs. Bronfin and Sikes and Ms. Black, were appointed to our Board of Directors as designees pursuant to the Hearst Stockholder Agreement and were therefore not determined to be independent by our Board of Directors.

Nominating and Governance Committee

In connection with an expansion of its responsibilities, our Nominating Committee was renamed the Nominating and Governance Committee in 2004.  The Nominating and Governance Committee currently consists of directors Bronfin, Healy and Leader. Messrs. Healy and Leader have been determined by our Board of Directors to be independent directors within the meaning of NASDAQ Marketplace Rules 4200 and 4350.  Mr. Bronfin was appointed to our Nominating and Governance Committee pursuant to the Hearst Stockholder Agreement.  Our Board of Directors has determined in their business judgment that it is in our best interest, and the best interest of our stockholders, that iVillage honor its contractual obligations and allow Mr. Bronfin to serve on the Nominating and Governance Committee even though the Board of Directors has not been able to conclude that he is independent within the meaning of NASDAQ Marketplace Rules 4200 and 4350. The Nominating and Governance Committee, in accordance with its charter, reviews and recommends to the Board of Directors the composition, size and organization of our Board of Directors, establishes criteria for membership to our Board of Directors and seeks out candidates for election as directors and committee members, as well as oversees certain of our corporate governance policies and procedures. The Nominating Committee held one meeting during the fiscal year ended December 31, 2003.

In recommending to our Board of Directors candidates to fill new or vacant positions, the Nominating and Governance Committee may retain consultants and consider such factors as it deems appropriate in developing a board of directors that is diverse in nature and comprised of experienced members.  In general, the Nominating and Governance Committee seeks candidates who possess or have demonstrated the following attributes: judgment, skill, diversity (including factors such as race, gender or experience), integrity, experience with businesses of comparable size to us, the interplay of the candidate’s experiences with that of our other directors, and the extent to which such candidate would be a desirable addition to our Board of Directors and its committees.  The Nominating and Governance Committee, however, has not determined specific minimum qualifications for serving on our Board of Directors.

Our Nominating and Governance Committee is also charged with the preparation and recommendation to our Board of Directors of corporate governance guidelines and the review and modification of existing policies, including our Code of Business Conduct and Ethics, or Code of Ethics.  Our Code of Ethics applies to all of our employees, directors, advisors and consultants.  On March  23, 2004, our Board of Directors revised the Code of Ethics and supplemented it with our Code of Ethics for Senior Executive Officers, or Senior Executive Code, which applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller. The current Code of Ethics and Senior Executive Code are available on our website at www.ivillage.com/investor.

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The Nominating and Governance Committee will consider a candidate to our Board of Directors and relay any communication to our Board of Directors that is submitted by one of our stockholders. Any submissions by stockholders should be in writing and directed to the Chairman of the Nominating and Governance Committee, c/o Steven A. Elkes, Secretary, iVillage Inc., 500 Seventh Avenue, 14th Floor, New York, NY 10018.  Each submission should include a statement by the stockholder that such person is a stockholder of iVillage as well as proof of stock ownership.  In addition, each candidate submission should include biographical information relating to the proposed individual, including contact information and a brief statement, not to exceed 500 words, as to why such person should be appointed to our Board of Directors.

In addition, our By-laws permit our stockholders to nominate individuals for consideration as members of our Board of Directors at an annual stockholders meeting, provided that stockholders intending to nominate candidates for election provide notice in writing to our Secretary, at least 120 days prior to the date specified in our proxy statement for our previous year’s annual meeting.  In the event that the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of our previous year’s proxy statement, such notice must be received a reasonable time before the solicitation is made. The notice must include the full name and address of the nominee and the stockholder making the nomination, proof of the stockholder’s ownership, other information about the nominee that must be disclosed in proxy solicitations under Rule 14(a) of the Securities Exchange Act of 1934, as amended, the nominee’s consent to the nomination and to serve, if elected, and certain other information set forth in our By-laws.

Audit Committee

Our Audit Committee currently consists of directors Healy, Leader and Reilly. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the integrity of our consolidated financial statements, our compliance with legal and regulatory requirements, our independent auditor’s qualifications and independence, and the performance of our independent auditors. Our Board of Directors has determined that each member of our Audit Committee is independent under the corporate governance rules of the NASDAQ, including, without limitation, NASDAQ Marketplace Rule 4350(d)(2).  The Audit Committee held 10 meetings during the fiscal year ended December 31, 2003.

The Audit Committee appoints, compensates, retains and oversees the work of the independent auditors employed by us to conduct the annual audit examination of our consolidated financial statements. The members of our Audit Committee meet with iVillage’s independent auditors and management to review: the scope of proposed audits for the year; audit fees; and, at the conclusion of the audits, the audit reports. In addition, the Audit Committee reviews the financial statements, the related footnotes and the independent auditors’ report thereon and makes related recommendations to the Board of Directors as the Audit Committee deems appropriate.

Our Board of Directors has determined that each member of the Audit Committee is able to read and understand fundamental financial statements and otherwise complies with the financial literacy requirements of the NASDAQ, including NASDAQ Marketplace Rule 4350(d)(2).  Further, each member of the Audit Committee has been deemed to be an “independent director” as such term is defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers, or NASD, and under the independence requirements applicable to the Audit Committee prescribed by the NASD and SEC.  Our Board of Directors has designated Mr. Leader as our “Audit Committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC. This determination was premised, in part, upon Mr. Leader’s employment as Senior Vice President, Chief Financial Officer and Treasurer of AOL and his other relevant experience.

Compensation Committee

Our Compensation Committee currently consists of directors Horowitz, Reilly and Sikes. Messrs. Horowitz and Reilly have been determined by our Board of Directors to be independent directors within the meaning of NASDAQ Marketplace Rules 4200 and 4350.  Mr. Sikes was appointed to our Nominating and Governance Committee pursuant to the Hearst Stockholder Agreement.  Our Board of Directors has determined in their business judgment that it is in our best interest, and the best interest of our stockholders, that iVillage honor its contractual obligations and allow Mr. Sikes to serve on the Nominating and Governance Committee even though the Board of Directors has not been able to conclude that he is independent within the meaning of NASDAQ Marketplace Rules 4200 and 4350. The Compensation Committee, in accordance with its charter, reviews and recommends to our Board of Directors the compensation and benefits of our executive officers, oversees the administration of our stock

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option plans and establishes and reviews general policies relating to the compensation and benefits of our employees. The Compensation Committee held four meetings during the fiscal year ended December 31, 2003.

Our Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of executive officers and develops programs designed to incentivize the achievement of corporate and individual objectives. These programs use salaries, bonuses and stock options to attract and retain the services of qualified executives and are structured to reward exceptional individual and corporate performance by iVillage employees.  To assist with its duties and responsibilities, the Compensation Committee may retain consultants, including those which can provide perspective on the salaries, incentive awards and benefit plans of similarly situated companies.

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PROPOSAL NO. 2:
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has selected the firm of PricewaterhouseCoopers LLP as our independent auditors to audit our financial statements for the fiscal year ending December 31, 2004, and the Board of Directors recommends that stockholders vote for ratification of this appointment. PricewaterhouseCoopers LLP (or predecessors of this firm) has audited our financial statements since 1995. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors is not required by law, our By-laws or otherwise. However, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such change would be in our best interests and that of our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS iVILLAGE’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.

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EXECUTIVE COMPENSATION

Summary Executive Compensation Table

The following table sets forth the compensation earned for services rendered to us in all capacities for the fiscal years ended December 31, 2003, 2002, and 2001 by our Chief Executive Officer, and our four next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December  31, 2003, which we refer to as our Named Executive Officers.

	Annual Compensation				Long-Term Compensation Awards Securities Underlying Options/SARs (#) (1)	All Other Compensation ($) (2)

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)

Douglas W. McCormick Chairman and Chief Executive Officer	2003 2002 2001	500,000 499,993 499,992	600,000 — 200,000	— — —	500,000 500,000 1,500,000	96 96 96

Steven A. Elkes (3) Chief Financial Officer & Executive Vice President, Operations and Business Affairs	2003 2002 2001	309,000 309,000 293,808	45,000 — 123,600	— — —	40,000 — 226,250	96 96 96

Scott Levine (5) Former Chief Financial Officer	2003 2002 2001	262,000 262,000 249,244	45,000 — 104,800	— —	40,000 — 150,000	96 96 96

Peter Naylor (4) Senior Vice President, Sales	2003 2002 2001	200,000 124,629 —	— — —	83,391 63,496 —	90,000 30,000 —	96 45 —

Jane Tollinger Executive Vice President, Strategy and Business Affairs	2003 2002 2001	260,000 260,000 233,750	45,000 — 104,000	— — —	40,000 — 175,000	96 — —

(1)
Options were granted under our 1995 Amended and Restated Employee Stock Option Plan, Amended and Restated 1999 Employee Stock Option Plan, Amended and Restated 1999 Non-Qualified Stock Option Plan or 2001 Non-Qualified Stock Option Plan, as amended, and generally vest to the extent of 25% after the first anniversary date of employment and the remainder in equal quarterly installments over the next three years, unless the Named Executive Officer has already been our employee for one year or more, in which case stock option grants immediately begin to vest in equal quarterly installments over a four year period, except for a grant of 500,000 options to Mr. McCormick in each of 2002 and 2003 which vest quarterly over three years.

(2)	Represents the value of premiums paid by us on behalf of the Named Executive Officers for term life and accidental death and dismemberment insurance policies.

(3)	Mr. Elkes was appointed to the position of Chief Financial Officer in June 2004, and continues to hold his former office of Executive Vice President, Operations and Business Affairs.

(4)	Mr. Naylor joined iVillage in April 2002 as Vice President, Sales, and his 2002 compensation reflects a partial year of service.

(5)	Mr. Levine resigned from his position as Chief Financial Officer in June 2004 to pursue another employment opportunity.

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Employment Arrangements

We entered into a two-year employment agreement with Douglas W. McCormick as of May 30, 2003 that provides for an annual base salary of $500,000 and eligibility to receive a bonus pursuant to our bonus plan of up to eighty percent (80%) of his base salary in fiscal year 2003 and one hundred ten percent (110%) of his base salary in fiscal year 2004, each bonus being payable upon satisfaction of objectives determined by the Board of Directors or the compensation committee. In August 2003, we paid Mr. McCormick a retention bonus of $200,000 related to the execution of this employment agreement.

Pursuant to the employment agreement, we are required to pay Mr. McCormick only his base compensation and benefits through the effective date of his termination if any of the following events occur:

•
Mr. McCormick voluntarily terminates his employment without “good reason”, as defined in the agreement, which includes voluntary termination upon a “change in control”, as defined in the agreement, of iVillage;

•	if we do not renew Mr. McCormick’s employment agreement on substantially the same or better terms (or offer to do so) prior to November 30, 2004; or

•	if Mr. McCormick is terminated “for cause”, as defined in the agreement, prior to the expiration of the employment agreement.

If Mr. McCormick is terminated without cause or resigns for good reason prior to the expiration of the term of the employment agreement, then Mr. McCormick will be entitled to severance, including:

•	base compensation and benefits through the effective date of termination;

•	a cash payment equal to Mr. McCormick’s base salary for the remainder of the term of the employment agreement, to be paid semi-monthly;

•
a cash payment equal to any bonus Mr. McCormick would have earned had he remained employed through the end of the term at his full target bonus, paid at the time such bonuses are generally distributed by us;

•	continued insurance coverage for the remainder of the term of the employment agreement;

•	immediate acceleration and vesting of any unvested stock options held by Mr. McCormick; and

•	extension of the exercise period for Mr. McCormick’s stock options to three years after his termination of employment.

The employment agreement also provides that in no event shall the amounts of salary and bonus described above that are payable to Mr. McCormick as severance be less than $700,000.

Separately, in July 2003, Mr. McCormick was granted options to purchase 500,000 shares of our common stock at an exercise price equal to $1.82 per share, which was the fair market value of the common stock on the date of grant. This grant of options vests in equal quarterly installments over three years.

We have also entered into agreements with Messrs. Elkes and Naylor and Ms. Tollinger, as well as other non-senior executive level officers. These agreements provide that if the such officer’s employment is terminated “without cause”, as defined in the agreements, or the officer resigns for “good reason”, as defined in the agreements, we will pay that officer his or her base compensation and benefits for up to twelve months plus the maximum bonus or incentive the executive officer would have earned under any of our bonus or incentive plans. Any unvested stock options held by those officers will continue to vest for this twelve-month period and the period during which the officer must exercise his or her options will extend for up to an additional two years after termination. In addition, these agreements provide that any unvested stock options under our stock option plans held by the officer will immediately vest upon a “change of control”, as defined in such agreements, of iVillage.

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Option Grants

The following table sets forth certain information with respect to stock options granted to each of the Named Executive Officers during the fiscal year ended December  31, 2003. We have never granted any stock appreciation rights. The exercise price per share of each option is generally equal to the fair market value of the common stock on the date of grant as determined by the Board of Directors. The potential realizable value is calculated based on the term of the option at its time of grant. It is calculated assuming that the fair market value of common stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These numbers are calculated based on the requirements of the SEC and do not reflect our estimate of future stock price growth.

OPTION GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Option Grant (#)	Percent of Total Options Granted to Employees in Fiscal Year (%)	Exercise Price Per Share ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term

					5% ($)	10% ($)

Douglas W. McCormick (1)	500,000	24%	1.82	7/27/10	1,280,461	1,773,333
Steven A. Elkes (2)	40,000	2%	2.74	12/15/13	178,527	213,579
Scott Levine (3)	40,000	2%	2.74	12/15/13	178,527	213,579
Peter Naylor (4)	90,000	4%	(3)	(3)	186,159	244,762
Jane Tollinger (2)	40,000	2%	2.74	12/15/13	178,527	213,579

(1)	The 500,000 options granted in 2003 to Mr. McCormick vest quarterly over three years.

(2)
The options granted to Messrs. Elkes and Ms.  Tollinger vest in equal quarterly installments commencing three months from the date of grant and continue to vest quarterly over a remaining period of 45 months.

(3)
Mr. Naylor was granted an option to purchase 50,000 shares of common stock on April  29, 2003, with an exercise price of $0.65 per share and an expiration date of April  28, 2010, and 40,000 shares of common stock on December 17, 2003, with an exercise price of $2.74 per share and an expiration date of December  16, 2010. Mr. Naylor’s options vest in equal quarterly installments commencing three (3) months from the date of grant and continue to vest quarterly over a remaining period of 45 months.

(4)	Mr. Levine’s options are no longer outstanding.

Option Exercises/Values

The following table sets forth information with respect to the Named Executive Officers concerning stock options held during the fiscal year ended December  31, 2003 and exercisable and unexercisable options held as of December  31, 2003. No options were exercised during fiscal 2003 by any of the Named Executive Officers. The value of unexercised in-the-money options at fiscal year-end is based on $3.58 per share, the closing sales price for our common stock on the NASDAQ Stock Market on that date, less the applicable exercise price.

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AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

Name	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-The-Money Options at Fiscal Year-End ($)

	Exercisable	Unexercisable	Exercisable	Unexercisable

Douglas W. McCormick	2,794,999	750,000	5,271,916	1,527,084
Steven A. Elkes	298,766	147,475	312,616	255,472
Scott Levine(1)	175,938	129,062	318,392	242,208
Peter Naylor	11,250	108,750	15,525	205,975
Jane Tollinger	200,625	139,375	307,044	243,406

(1)	Mr. Levine’s options are no longer outstanding.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that iVillage specifically requests that the information be treated as soliciting material or specifically incorporates it by reference in such filing.

Philosophy and Review of Compensation

iVillage’s executive compensation program is generally designed to align the interests of executives with the interests of stockholders and to reward executives for achieving corporate and individual objectives. The executive compensation program is also designed to attract and retain the services of qualified executives. iVillage currently uses salaries, cash bonuses and stock options to meet these goals.

The compensation program is structured to recognize each executive’s level of responsibility and to reward exceptional individual and corporate performance. The program takes into account both annual operating results and the desirability of providing incentives for future improvement. This includes the ability to implement iVillage’s business plans as well as to react to unanticipated external factors that can have a significant impact on corporate performance. Compensation decisions for all executives, including the Chief Executive Officer (“CEO”), are generally based on the same criteria.

The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), on the compensation paid to iVillage’s executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers, unless compensation is performance-based. In general, it is the Compensation Committee’s policy to qualify, to the maximum extent possible, the compensation of iVillage’s executive officers for deductibility under applicable tax laws. However, tax consequences, including but not limited to tax deductibility by iVillage, are subject to many factors (such as changes in the tax laws and regulations or interpretations thereof and the timing and nature of various decisions by executives regarding options and other rights) that are beyond the control of either the Compensation Committee or iVillage. In addition, the Compensation Committee believes that it is important for it to retain maximum flexibility in designing compensation programs that meet its stated objectives. For all of the foregoing reasons, the Compensation Committee, while considering tax deductibility as one of its factors in determining compensation, will not limit compensation to those levels or types of compensation that will be deductible.

Base Salaries

The Compensation Committee evaluates base salaries for all executive officers, including the CEO. In determining the appropriate salary levels for such officers, the Compensation Committee considers, among other factors, each officer’s scope of responsibility, prior experience, past performance, previous compensation and data on prevailing compensation levels in relevant markets for executive talent.

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Cash Bonuses

Cash bonuses or other short-term cash awards to executives are based upon iVillage’s performance including its operating and financial results, the satisfaction of individual performance targets and in recognition of extraordinary  individual contributions. After receiving evaluations and recommendations of individual performance from the CEO, the Compensation Committee assesses the performance measures the company and individuals  and determines whether a bonus is merited.  In February 2004, the Compensation Committee recommended, and the Board of Directors approved, a bonus plan which awarded cash amounts to iVillage employees of all levels of its corporate hierarchy, including $400,000 dollars to Mr. McCormick and $45,000 to each of Messrs. Elkes and Levine and Ms. Tollinger.  The Compensation Committee recommended the cash bonus based upon the achievement of certain operating and financial results, including sequential quarter revenue growth and the achievement of quarterly net income, by iVillage during the year ended December 31, 2003.  In addition, in connection with Mr. McCormick’s execution of his employment agreement, he was paid a retention bonus of $200,000.

Long-Term Equity Incentives

iVillage provides long-term incentives to its executive officers and to all other employees through the grant of stock options under its stock option plans. iVillage stock options are generally granted at an exercise price equal to the fair market value of iVillage’s common stock on the date of grant.  Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of iVillage’s common stock, this portion of the executives’ compensation is directly aligned with an increase in stockholder value. When determining the number of stock options to be awarded to an executive officer, the Committee considers the executive’s current contribution to iVillage’s performance, the executive officer’s anticipated contribution in meeting iVillage’s long-term strategic performance goals, and comparisons to formal and informal surveys of executive stock option grants made by comparable companies.

The Compensation Committee also approved a grant in December 2003 of approximately 1.2 million options to iVillage employees at all levels of its corporate hierarchy.  There were no options granted to our CEO in December 2003.

The Compensation Committee is currently monitoring various proposed and pending changes to the rules concerning the accounting treatment of stock options.  The Compensation Committee intends to consider the effect of any such changes when making decisions regarding future grants of long-term equity incentives.  The Compensation Committee also periodically reviews the merits of other forms of long-term equity incentives, such as grants of restricted stock.

Other Compensation

iVillage’s executive officers are also eligible to participate in compensation and benefit programs generally available to other employees. In addition, from time to time, executive officers have received signing bonuses or other bonuses based on extraordinary effort.

CEO Compensation

Upon the recommendation of the Compensation Committee, the Board of Directors approved  a two-year employment agreement with Douglas W. McCormick, dated as of May 30, 2003, that provided for an annual base salary of $500,000 and eligibility to receive a bonus pursuant to iVillage’s bonus plan of up to eighty percent (80%) of his base salary in fiscal year 2003 ($400,000, which was paid to him in February 2004) and one hundred ten percent (110%) of his base salary in fiscal year 2004, each bonus being payable upon satisfaction of predetermined objectives related to the operating and financial performance of iVillage.  In connection with Mr. McCormick’s execution of this employment agreement, he was paid a retention bonus of $200,000.  Separately, in July 2003, Mr. McCormick was also granted options to purchase 500,000 shares of our common stock at an exercise price equal to $1.82 per share, which was the fair market value of the common stock on the date of grant, to vest in equal quarterly installments over three years.

The Board of Directors based upon the Compensation Committee’s recommendations determined that Mr. McCormick’s salary, bonus award and grant of options during the year ended December 31, 2003, was appropriate for the following reasons: a desire to retain his services in a competitive compensation market for executives with

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his skills and historical results, his leadership of iVillage’s long-term growth strategy, his contributions to iVillage’s achievement of solid financial results in a challenging economic environment and his execution of steps intended to enhance iVillage investor value through higher operating profits and margins.

Respectfully submitted on September 28, 2004 by the members of the Compensation Committee of the Board of Directors of iVillage Inc.:

Edward T. Reilly, Chairman
Edward D. Horowitz
Alfred Sikes

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December  31, 2003, John T. Healy, Alfred Sikes, Daniel H. Schulman and Edward T. Reilly served on our compensation committee. Mr. Schulman resigned from the compensation committee and the Board of Directors effective March  31, 2003. Mr. Reilly was appointed to the compensation committee in April 2003 to fill this vacancy. None of these individuals either during or prior to their tenure on the compensation committee was an officer or employee of iVillage or any of its subsidiaries and no “compensation committee interlocks” existed during fiscal year 2003. Mr. Sikes is presently a consultant to, and was formerly an officer of, The Hearst Corporation, an affiliate of Hearst.

AUDIT MATTERS

Audit Committee Report

The information contained in the following report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission (the “SEC”), nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or subject to Regulation 14A or 14C promulgated under the Exchange Act, other than as provided in Item 306 of the SEC’s Regulation S-K, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that iVillage specifically requests that the information be treated as soliciting material or specifically incorporates it by reference in such filing.

The Audit Committee of iVillage’s Board of Directors is composed of three directors and operates under a written charter adopted by the Board of Directors.  The charter, included as Appendix A in this proxy statement, is reviewed annually for changes, as appropriate.  Each member on the Audit Committee is “independent” within the meaning of the rules of the SEC and the Nasdaq Stock Market.  In addition, the Board of Directors has determined that Lennert J. Leader is an “audit committee financial expert” as defined by SEC rules.  The Audit Committee’s function is one of oversight, as and does not relieve iVillage’s management of its responsibilities for preparing financial statements which accurately and fairly present iVillage’s financial results and condition, nor the responsibilities of iVillage’s independent auditor relating to the audit or review of the iVillage’s financial statements. The members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by iVillage’s management and the independent auditors. The Audit Committee does not provide any special assurance as to iVillage’s financial statements or any professional certification.

In this context, the Audit Committee has met and held discussions with iVillage’s management and the independent auditors (together and separately) regarding, among other things, the audited financial statements contained in iVillage’s Annual Report on Form 10-K for the year ended December 31, 2003. Management represented to the Audit Committee that iVillage’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

Further, the Audit Committee discussed with iVillage’s internal employees and independent auditors the overall scope and plans for their respective audits and has met with the independent auditors, with and without

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management present, to discuss the results of their examinations, the evaluations of iVillage’s internal controls, and the overall quality of iVillage’s financial reporting.

The Audit Committee has also discussed with the independent auditors the auditors’ independence from iVillage and its management, including the matters in the written disclosures and letter required by the Independence Standards Board Standard No.1, Independence Discussions With Audit Committees. The Audit Committee has also considered whether the independent auditors’ provision of services to iVillage is compatible with the auditors’ independence. The Audit Committee also reviewed, among other things, the amount of fees paid to the independent auditors for such services.

In reliance on the reviews and discussions referred to above, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that iVillage’s audited consolidated financial statements as at December 31, 2003, and 2002 , and for the years ended December 31, 2003, 2002, and 2001, be included in iVillage’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the SEC.

The Audit Committee has the sole authority to appoint or replace iVillage’s independent auditors and is directly responsible for the compensation and oversight of the work of the independent auditors.  iVillage’s independent auditors report directly to the Audit Committee and the Audit Committee pre-approves on a case-by-case basis all auditing services and permitted non-audit services to be performed for iVillage by its independent auditors, subject to certain de minimus exceptions for non-audit services permitted by law.  Although not required by law, iVillage’s By-laws or otherwise, iVillage’s Board of Directors has submitted the Audit Committee’s appointment of independent auditors for stockholder ratification at the Annual Meeting of iVillage Stockholders as a matter of good corporate governance.

Respectfully submitted on September 28, 2004 by the members of the Audit Committee of the Board of Directors:

Edward T. Reilly, Chairman
John T. Healy
Lennert J. Leader

Audit and Non-Audit Fees

The aggregate fees and expenses billed for professional services rendered by PricewaterhouseCoopers LLP for the years ended December  31, 2003 and December  31, 2002 were as follows:

	2003		2002

Audit	$236,500	(1)	$236,200	(1)
Audit-related	29,800	(2)	42,900	(2)
Tax	110,000	(3)	110,000	(3)
All Other	0		0

Total	$376,300		$389,100

(1)	Relates to the audit of annual financial statements for the fiscal year ended and review of the financial statements included in our Quarterly Reports on Form 10-Q during such fiscal year.

(2)
Relates to the audit of our 401(k) Plan, for 2002 it also includes due diligence reviews of several potential acquisitions, for 2003 it also includes compliance activities for the Sarbanes-Oxley Act of 2002.

(3)	Relates to tax compliance, tax advice and tax planning, including the preparation of our tax returns.

The Audit Committee has considered whether the services listed above are compatible with maintaining the auditors’ independence. The Audit Committee, in accordance with the SEC’s requirements regarding auditor independence, approved all services rendered by PricewaterhouseCoopers LLP. The Audit Committee’s current policy is to pre-approve all of PricewaterhouseCoopers LLP’s services.

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Our Audit Committee has considered whether the independent auditors’ provision of non-audit services to us is compatible with the auditors’ independence. The iVillage Audit Committee also reviewed, among other things, the amount of fees paid to the independent auditors for audit and non-audit services.

Policy on Pre-Approval of Independent Auditor Services

Our Audit Committee pre-approves on a case-by-case basis all audit and permissible non-audit services provided by our independent auditors.  These services may include audit services, audit-related services, tax services and other services not prohibited by law.  Our Audit Committee is considering adopting, but has not yet adopted, a policy regarding pre-approval of particular services or categories of services that may be performed over a specified time period and within a specified budget.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of September 10, 2004 for:

•	each person known by us to beneficially own more than 5% of the common stock;

•	each of our directors or director nominees;

•	each Named Executive Officer; and

•	all of our directors, director nominees, and executive officers as a group.

Name of Beneficial Owner	Number of Shares Beneficially Held (1)	Percent of Class(%) (1)

Hearst Communications, Inc. (2) 959 Eighth Avenue New York, NY 10019	18,184,653	25.4
Douglas W. McCormick (3)	2,813,732	3.9
Habib Kairouz (4)	2,802,379	3.9
Jane Tollinger (5)	325,311	*
Steven A. Elkes (6)	289,262	*
Edward T. Reilly (7)	88,698	*
John T. Healy (8)	52,863	*
Peter Naylor (9)	21,000	*
Lennert J. Leader(10)	15,614	*
Scott Levine (11)	13,400	*
Edward D. Horowitz (12)	25,781	*
Alfred Sikes (13)	11,161	*
Cathleen P. Black	11,160	*
Kenneth A. Bronfin	161	*
Ajit M. Dalvi	0	*
All directors and executive officers as a group (14 persons) (14)	24,636,426	34.4

* Less than one percent of the outstanding common stock.

(1)
Unless otherwise indicated, the address for each listed director or officer is c/o iVillage Inc., 500 Seventh Avenue, New York, New York 10018. As used in this table, “beneficial ownership” means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. For purposes of this table, a person is deemed to be the beneficial owner of securities that can be acquired within 60 days from September 10, 2004 through the exercise of any option or warrant. Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days are deemed outstanding for computing the ownership percentage of the person holding such options or warrants, but are not deemed outstanding for computing the ownership percentage of any other person. The amounts and percentages are based upon 71,620,462 shares of common stock outstanding as of September 10, 2004. This number does not include:

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•	1,040,851 shares of stock classified as treasury stock;

•	56,435 shares of common stock reserved for issuance to former stockholders of Women.com in exchange for cancellation of their Women.com stock certificates; and

•	1,953 shares of common stock reserved for issuance to former stockholders of Promotions.com in exchange for cancellation of their Promotions.com stock certificates.

(2)
According to an Amended Schedule 13D filed on January  16, 2004, each of Hearst Communications, Inc., or Hearst Communications, Hearst Magazines Property, Inc., or Hearst Magazines, Communications Data Services, Inc., or CDS, Hearst Holdings, Inc., or Hearst Holdings, The Hearst Corporation and The Hearst Family Trust, or the Trust, may be deemed to beneficially own the 18,184,653 shares registered in the name of Hearst. Hearst Magazines has the power to direct the voting and disposition of the 18,184, 653 shares as the controlling stockholder of Hearst. CDS has the power to direct the voting and disposition of the 18,184,653 shares as the sole stockholder of Hearst Magazines. Hearst Holdings has the power to direct the voting and disposition of the 18,184,653 shares as the sole stockholder of CDS. The Trust and The Hearst Corporation have the power to direct the voting and disposition of the 18,184,653 shares as the direct or indirect sole stockholders of The Hearst Corporation and Hearst Holdings. Accordingly, Hearst shares the power to direct the voting and disposition of the 18,184,653 shares beneficially owned by it, and Hearst Magazines, CDS, Hearst Holdings, The Hearst Corporation and the Trust share the power to direct the voting and disposition of the 18,184,653 shares beneficially owned by Hearst. The 18,184,653 shares include the 2,065,695 shares of common stock issued pursuant to the January 2004 exercise of a warrant by Hearst Communications.

(3)
Includes (a) options to purchase 2,805,732 shares of common stock exercisable within 60 days from September 10, 2004 and (b) 3,000 shares of common stock beneficially owned by Mr. McCormick’s wife. Mr. McCormick disclaims beneficial ownership of the shares of common stock held by his wife.

(4)
Includes 2,500,581 shares beneficially owned by Rho Capital Partners. Based on information provided by Rho Capital Partners, Rho Capital Partners may be deemed to be the beneficial owner of 2,500,581 shares pursuant to an investment advisory relationship by which Rho Capital Partners exercises voting and investment control over the 2,500,581 shares registered in the name of a number of investment vehicles. Mr. Kairouz is a stockholder of Rho Capital Partners. In such capacity, Mr. Kairouz may be deemed to share voting and investment control of the 2,500,581 shares beneficially owned by Rho Capital Partners. Mr. Kairouz disclaims beneficial ownership of these shares other than an insignificant number of shares in which Mr. Kairouz has a pecuniary interest. Includes options to purchase 53,435 shares of common stock exercisable within 60 days from September 10, 2004.

(5)	Includes options to purchase 265,311 shares of common stock exercisable within 60 days from September 10, 2004.

(6)	Includes options to purchase 271,570 shares of common stock exercisable within 60 days from September 10, 2004.

(7)	Includes options to purchase 63,698 shares of common stock exercisable within 60 days from September 10, 2004.

(8)	Consists of options to purchase 52,863 shares of common stock exercisable within 60 days from September 10, 2004.

(9)	Includes options to purchase 21,000 shares of common stock exercisable within 60 days from September 10, 2004.

(10)	Includes (a) 200 shares owned by a family trust of which Mr. Leader is the trustee, and (b) options to purchase 15,414 shares of common stock exercisable within 60 days from September 10, 2004.

(11)
Mr. Levine resigned from his position as Chief Financial Officer in June 2004 to pursue another employment opportunity, his options to purchase shares of iVillage common stock are no longer outstanding.

(12)	Includes options to purchase 25,781 shares of common stock exercisable within 60 days from September 10, 2004.

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(13)
Includes (a) 161 shares of common stock beneficially owned by Mr. Sikes’ wife and (b) 1,000 shares of common stock held by the Whitestone Foundation. The Whitestone Foundation is a family owned trust of which Mr. Sikes is a trustee.

(14)	Includes options to purchase 3,609,490 shares of common stock exercisable within 60 days from September 10, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act and related rules, our executive officers and directors and persons who own more than 10% of a registered class of our equity securities are required to file with the SEC and Nasdaq reports of their ownership of, and transactions in, our common stock. Based solely on a review of copies of such reports furnished to us, or written representations that no reports were required to be filed, we believe that during the fiscal year ended December 31, 2003, its executive officers and directors complied with the Section  16(a) requirements except that:

•
Ms.  Black failed to timely file a Form 4, Statement of Changes in Beneficial Ownership, upon purchasing 10,000 shares of our common stock in July 2001, which omission was corrected by promptly filing a Form  4 after the oversight was discovered in April 2003; and

•
A Form 3, Initial Statement of Beneficial Ownership, was not timely filed by each of Messrs. Naylor, Kolberg, and Kresch and Ms.  Gould. These reports did not involve a transaction in our common stock, but were rather related to our review of our Section 16 reporting persons following changes in our  hierarchy and reporting structure.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December  31, 2003, with respect to shares of our common stock that may be issued under our existing equity compensation plans which consist of the following:

•	1995 Amended and Restated Employee Stock Option Plan, or 1995 ESOP;

•	1997 Amended and Restated Acquisition Stock Option Plan, or 1997 ASOP;

•	Amended and Restated 1999 Employee Stock Option Plan, or 1999 ESOP;

•	1999 Acquisition Stock Option Plan, or 1999 ASOP;

•	1999 Director Option Plan;

•	Amended and Restated 1999 Non-Qualified Stock Option Plan, or 1999 NQSOP;

•	1999 Employee Stock Purchase Plan, or 1999 ESPP; and

•	Amended 2001 Non-Qualified Stock Option Plan, or 2001 NQSP.

A number of our equity compensation plans were approved by our stockholders, but were subsequently amended without stockholder approval. Our 1995 ESOP, 1999 ESOP and 2001 NQSP were amended to increase the number of securities underlying the 1995 ESOP by 289,049 shares, the 1999 ESOP by 1,812,545 shares, and the 2001 NQSP by 500,000 shares. In addition, we re-priced certain outstanding options under each of the 1995 ESOP and 1997 ASOP in September 1997 without stockholder approval. Consequently, we have characterized all shares underlying the 1995 ESOP, 1997 ASOP and 1999 ESOP as “not approved by security holders” in the table below, notwithstanding the fact that each of these plans initially were approved by our stockholders.

The table does not include information with respect to equity compensation plans of companies acquired by us that were terminated as part of, or subsequent to, such acquisitions.

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Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	124,335	$4.87	244,229	(2)
Equity compensation plans not approved by security holders (3)	10,216,825	$4.20	985,696	(4)

Total (5)	10,341,160	$4.21	1,229,925	(4)

(1)	Consists of the 1999 ASOP, 1999 Director Option Plan and 1999 ESPP.

(2)	Includes shares available for future issuance under the 1999 ESPP. As of December 31, 2003, none of the 83,333 shares reserved for issuance under this plan had been issued.

(3)
Consists of the 1995 ESOP, 1997 ASOP, 1999 ESOP, 1999 NQSOP and the 2001 NQSOP and a warrant to purchase 5,282 shares of our common stock held by Leasing Technologies International, Inc., that is exercisable through June  9, 2007, at an exercise price of $14.35, that we assumed in connection with our acquisition of Promotions.com, Inc.

(4)	Includes 74,964 shares of common stock available for future issuance under the 1999 ESOP that could be issued as restricted stock.

(5)
The table does not include information for an equity compensation plan assumed by us in connection with our acquisition of Family Point Inc. No additional options may be granted under this plan and no options are currently outstanding or exercisable.

1999 Employee Stock Purchase Plan

We adopted the 1999 ESPP in December 1998, and reserved 83,333 shares of our common stock for issuance the 1999 ESPP. To date, however, no shares have been issued under the 1999 ESPP. The 1999 ESPP, which is intended to qualify under Section  423 of the Internal Revenue Code of 1986, as amended, or the Code, is administered by our Board of Directors or by our compensation committee. Under the 1999 ESPP, we may withhold a specified percentage (not to exceed 15%) of each salary payment to participating employees over certain offering periods. Any employee who is employed for at least 20 hours per week for at least five consecutive months in a calendar year, with or by us or by one of our majority-owned subsidiaries, is eligible to participate in the 1999 ESPP. Unless the Board of Directors or the compensation committee determines otherwise, each offering period runs for 24 months and is divided into four consecutive purchase periods of approximately six months.

The price at which our common stock may be purchased under the 1999 ESPP is equal to 85% of the fair market value of our common stock on the first day of the applicable offering period or the last day of the applicable purchase period, whichever is lower. Participants may end their participation in the offering at any time during the offering period, and participation ends automatically on termination of employment. The maximum number of shares that a participant may purchase on the last day of any offering period is determined by dividing the payroll deductions accumulated during the purchase period by the purchase price. However, no person may purchase shares under the 1999 ESPP to the extent such person would own 5% or more of the total combined value or voting power of all classes of our capital stock or of any of our subsidiaries, or to the extent that such person’s rights to purchase stock under all employee stock purchase plans would accrue at a rate that exceeds $25,000 worth of stock for any calendar year. The Board of Directors may amend the 1999 ESPP at any time. The 1999 ESPP will terminate in December 2009, unless terminated earlier in accordance with its provisions.

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CERTAIN TRANSACTIONS

Hearst Communications, Inc.

On June 20, 2001, we entered into the Hearst Stockholder Agreement pursuant to which we are required to appoint three representatives of Hearst to separate classes of our Board of Directors. We must also appoint one of these representatives to our nominating committee and one to our compensation committee. In addition, the Hearst Stockholder Agreement requires that we appoint five independent directors to our Board of Directors. The Hearst Stockholder Agreement defines an independent director as any person who is not, and has not been for the past three years, affiliated with Hearst or its affiliates or an employee of iVillage or any of its subsidiaries. Pursuant to the Hearst Stockholder Agreement, Messrs. Bronfin and Sikes and Ms.  Black were appointed to our Board of Directors as designees of Hearst. Mr. Sikes was also appointed as a member of our compensation committee and Mr. Bronfin appointed as a member of our nominating committee based upon the terms of the Hearst Stockholder Agreement.

Under the Hearst Stockholder Agreement, so long as Hearst or its affiliates holds at least 10% of the our outstanding voting securities, Hearst may recommend and our nominating committee must recommend to our Board of Directors that number of nominees of Hearst or its affiliates as follows:

•	so long as Hearst holds at least 14,547,723 shares of our common stock, Hearst may designate three nominees;

•	so long as Hearst holds at least 12,001,871 shares of our common stock, but less than 14,547,723 shares of our common stock, Hearst may designate two nominees; and

•	so long as Hearst holds at least 1,818,466 shares of our common stock, but less than 12,001,871 shares of our common stock, Hearst may designate one nominee.

If the number of voting securities held by Hearst decreases below the stated thresholds, any Hearst designees serving on our Board of Directors must immediately resign. If the number of voting securities held by Hearst falls below 1,818,466 shares of our common stock, all Hearst designated directors must immediately resign. However, if the number of voting securities held by Hearst returns to 1,818,466 shares or more of our common stock, all rights and obligations under the amended and restated stockholder agreement revive for the duration of the term of the Hearst Stockholder Agreement. The Hearst Stockholder Agreement terminates on June  20, 2006 unless earlier terminated by either party. Upon any early termination, any Hearst designees serving on our Board of Directors must immediately resign.

In December 2003, we also signed a Web site services agreement in which Hearst will pay approximately $1.9 million for maintenance and hosting services for three teen sites: Seventeen.com, CosmoGirl.com and Teen.com. The agreement terminates in December 2005. Additionally, we have provided, from time to time, other production services outside the scope of the Magazine Content License and Hosting Agreement at negotiated rates.

In July 2004, we entered into a Web site services agreement with Hearst that superseded and replaced our previous amended and restated magazine content license and hosting agreement. Pursuant to the agreement, which has a three-year term, Hearst will pay iVillage approximately $12.5 million over three years for hosting and production services related to the following Hearst magazine Web sites, all of which will continue to be incorporated into our network of Web sites: Cosmopolitan, Country Living, Good Housekeeping, Redbook, House Beautiful, Marie Claire and Town & Country. In addition, we will receive a commission on Hearst magazine subscription sales. Hearst will receive a revenue share from us on a percentage of the advertising sales from the Hearst magazine Web sites we host. The commissions to and from Hearst will vary based on performance.

As of March  25, 2004, Hearst owned approximately 25.4% of the outstanding our common stock, and had three designees, Messrs. Bronfin and Sikes and Ms.  Black, serving on our Board of Directors.

Waterfront Media Inc.

Our Chief Executive Officer and another board member of iVillage, Habib Kairouz, both serve on the board of directors of one of our customers, Waterfront Media Inc., or Waterfront Media.   Our Chief Executive

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Officer owns less than one percent of Waterfront Media’s fully diluted securities.  As a Managing Partner of Rho Capital Partners, Inc., Habib Kairouz may be deemed to have indirect beneficial ownership of approximately 33% of Waterfront Media’s fully diluted voting securities as a result of shares owned directly by affiliates of Rho Capital Partners, Inc.  As of June 30, 2004, iVillage had signed five new advertising agreements with Waterfront Media. Revenues from Waterfront Media were approximately $0.2 million for the six months ended June 30, 2004.

Indemnification Agreements

We have entered into indemnification agreements with our executive officers and directors containing provisions which may require us, among other things, to indemnify our officers and directors against any and all expenses (including attorney’s fees and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in or preparing to defend, being a witness in or participating in any action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties, and amounts paid in settlement of any pending, threatened or completed action, suit, claim, hearing, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other including all taxes imposed on such payment that may arise by reason of their status or service as officers or directors, other than liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

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STOCK PERFORMANCE GRAPH

The information contained in the following graph shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporates it by reference in such filing.

The following graph shows a comparison of cumulative total stockholder returns for our common stock, the Nasdaq Stock Market Index for U.S. Companies, and The Street.com Internet Index. The graph assumes the investment of $100 on March 19, 1999, the date of our initial public offering, and the reinvestment of all dividends. The data regarding us assumes an investment at the initial public offering price of $24.00 per share of our common stock. The performance shown is not necessarily indicative of future performance.

Comparison of Cumulative Total Return Among iVillage Inc., The Nasdaq Stock Market (U.S.) Index and The Street.com Internet Index

Measurement Period	iVillage Inc.	Nasdaq Index	The Street.com Internet Index

Measurement Pt-3/19/99	$100.00	$100.00	$100.00
12/31/99	$84.38	$168.21	$183.67
12/31/00	$4.43	$101.45	$47.83
12/31/01	$7.92	$80.48	$30.70
12/31/02	$3.92	$55.64	$13.63
12/31/03	$14.92	$83.19	$24.35

$100 invested on 3/19/99 in stock or index-including reinvestment of dividends.

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STOCKHOLDER PROPOSALS

We currently expect to hold our 2005 Annual Meeting of Stockholders in May 2005.  Accordingly, stockholder proposals to be presented at the 2005 Annual Meeting of Stockholders for inclusion in our proxy statement and form of proxy relating to such meeting, must be received by us at our offices in New York, New York, addressed to the Secretary, no later than February 15, 2005.  Such proposals must comply with our by-laws and the requirements of Regulation 14A of the Exchange Act.

If a stockholder intends to submit a proposal for our annual meeting in 2005, which proposal is not intended to be included in our proxy statement and form of proxy relating to that meeting, the stockholder must give appropriate notice to us no later than February 15, 2005. If such a stockholder fails to submit the proposal in accordance with the deadline described above, we will not be required to provide any information about the nature of the proposal in our proxy statement and the proxy holders will be allowed to use their discretionary voting authority if the proposal is raised at our annual meeting in 2005.

Stockholders may contact iVillage’s Secretary at our principal executive offices for a copy of the relevant by-law provisions regarding the requirements for making stockholder proposals and nominating director candidates.

STOCKHOLDER COMMUNICATIONS

We recommend that stockholders initiate any communications with our Board of Directors in writing and send them in care of our Secretary at the following address: Steven A. Elkes, Secretary, iVillage Inc., 500 Seventh Avenue, 14th Floor, New York, NY 10018.  This centralized process will assist our Board of Directors in reviewing and responding to stockholder communications in an appropriate manner. Each submission should include a statement by the stockholder that such person is a stockholder of iVillage as well as proof of stock ownership.  The name of any specific intended director recipient should be noted in the communication. The Board of Directors has instructed our Secretary to forward such correspondence only to the intended recipients; however, the Board of Directors has also instructed the Secretary, prior to forwarding any correspondence, to review such correspondence and, in his discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the director recipient’s consideration. In such cases, the correspondence may be forwarded elsewhere in our company for review and possible response.

OTHER MATTERS

At the date of this proxy statement, our management was not aware of any matters not referred to in this proxy statement that would be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, the persons named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

This proxy statement contains sections or information substantially similar to the corresponding portions of the accompanying Annual Report. To the extent there are any differences between the respective sections of each document, the sections or information included in this proxy statement shall supersede the corresponding areas of the Annual Report for purposes of the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

STEVEN A. ELKES
Secretary

Dated: September 30, 2004

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APPENDIX A

AUDIT COMMITTEE CHARTER
(As of September 28, 2004)

1.	Purpose

The Audit Committee shall be appointed by the Board of Directors (the “Board”) for the purpose of assisting the Board in its oversight of (1) the integrity of the financial statements of iVillage Inc. and its subsidiaries (the “Company”), (2) the Company’s compliance with legal and regulatory requirements, (3) the qualifications and independence of the Company’s external auditors (the “Independent Auditor”), (4) the performance of the Company’s Independent Auditor, and (5) the Company’s internal control over financial reporting.

The Audit Committee will fulfill these responsibilities by carrying out the activities enumerated in Section 3 of this Charter.  The Audit Committee’s function shall be one of oversight only and shall not relieve the management of the Company (“Management”) of its responsibilities for preparing financial statements which accurately and fairly present the Company’s financial results and condition, nor the Independent Auditor’s responsibilities relating to the audit or review of the Company’s financial statements.  The Audit Committee shall not provide any special assurance as to the Company’s financial statements or any professional certification.

2.	Membership and Advisors

The Audit Committee shall be comprised of three or more members of the Board, each of whom shall have been affirmatively determined in the business judgment of the Board to qualify as an independent director under the corporate governance rules of The Nasdaq Stock Market, Inc. (“NASDAQ”), including without limitation NASDAQ Marketplace Rule 4350(d)(2), as such may be amended from time to time.  Each member also shall meet the criteria set for in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The members of the Audit Committee shall be elected by and serve at the pleasure and discretion of the Board.   The Board shall designate the Chairperson of the Audit Committee, provided that if the Board does not so designate a Chairperson, the members of the Audit Committee, by majority vote, may designate a Chairperson.

Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement, and shall otherwise comply with the financial literacy requirements of the NASDAQ, including NASDAQ Marketplace Rule 4350(d)(2).  At least one member of the Audit Committee shall be affirmatively designated by the Board in it business judgment to be an “audit committee financial expert” as such term is defined by the rules and regulations of the Securities and Exchange Commission (“SEC”).

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors to advise the Audit Committee (collectively, the “Advisors”).  The Company shall provide appropriate funding, as determined by the Audit Committee, for payment of such Advisors’ service fees.  Any communications between the Audit Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Audit Committee will take all necessary steps to preserve the privileged nature of those communications.

The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or Independent Auditor to attend a meeting of the Audit Committee or to meet with any members of, or Advisors to, the Audit Committee.  At the discretion of the Audit Committee, and as part of its responsibility to

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foster open communication, it may meet with its Advisors, the Independent Auditor and individual members of Management and other personnel in executive sessions to a meeting or by separate appointment.

From time to time, members of the Audit Committee may attend, and are encouraged to attend, at the Company’s expense, educational programs and seminars designed to educate, inform and update them about legal, NASDAQ and accounting rules, regulations, pronouncements, requirements and developments which they deem at their discretion necessary or desirable for purposes of fulfilling their responsibilities as members of the Audit Committee.

3.	Responsibilities and Duties

To fulfill its responsibilities and duties, the Audit Committee shall:

Independent Auditor

1.	Appoint, approve compensation for, replace, retain and evaluate the performance of, the Independent Auditor.

2.	Review the engagement letter by and between the Independent Auditor and the Company.

3.	Discuss with Management the competence and performance of the Independent Auditors and consider such comments when determining whether to replace or retain an Independent Auditor.

4.	Review and resolve any significant disputes between Management and the Independent Auditor that arise in connection with the preparation of the Company’s audited financial statements.

5.
Review the plan for and scope of the audit and related services, and pre-approve all audit and permissible non-audit services (including fees and terms thereof), to be performed for the Company by the Independent Auditor, subject to the de minimus exception for non-audit services described in Section 10(A)(i)(1)(B) of the Exchange Act that may be approved by the Audit Committee prior to completion of the services.

6.
Confirm that the proposed audit engagement team from the Independent Auditor satisfies applicable auditor rotation rules, including the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit.

7.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the Independent Auditor who have participated in any capacity in an audit of the Company.

8.	Receive periodic reports from the Independent Auditor regarding their independence consistent with Independence Standards Board Standard No. 1 and applicable law.

Financial Reporting and Compliance

9.	Review the annual audited and quarterly financial statements and discuss with Management and the Independent Auditor the audited financial statements and the following:

a.	any major issues regarding the accounting and auditing principles and practices;

b.	the selection, application and disclosure of the critical accounting policies and practices used;

c.	the adequacy of internal controls that could significantly affect the financial statements; and

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d.	the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its periodic reports.

10.	Review analyses prepared by Management setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements.

11.
Obtain assurance from the Independent Auditor that it has reviewed the Company’s quarterly financial reports within the meaning of the procedures set forth in Statement on Auditing Standards No. 100 prior to the filing of the Company’s Form 10-Q for each quarter.

12.
Review and discuss with Management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies, if any.  Such discussion may be general (consisting of a discussion of the types of information to be disclosed and the types of presentations to be made).

13.
Review disclosures made to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q regarding any significant deficiencies in the design or operation of internal controls or material weaknesses therein, and any fraud involving Management or other employees who have a significant role in the Company’s internal controls.

14.
Discuss with the Independent Auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit.  Document that such discussion has taken place noting the date, participants and place of the discussion, but not the nature and scope of such discussion so that frank and open communication between the Audit Committee and the Independent Auditor may occur.

15.
Review with Management, the Company’s Legal Department and/or Advisors to the Audit Committee any legal matters that may have a material impact on the financial statements, the Company’s compliance programs and policies and any material reports or inquiries received from regulators or governmental agencies.

Financial Reporting Processes, Accounting Policies, and Internal Control Structure

16.	Review and discuss the periodic timely reports from the Independent Auditor required by Section 10A(k) of the Exchange Act regarding:

a.	All critical accounting policies and practices to be used by the Company;

b.
All alternative treatments of financial information within generally accepted accounting principles that have been discussed by Management and the Independent Auditor, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Independent Auditor; and

c.	Other material written communication between the Independent Auditor and Management, including without limitation any Management letter or schedule of unadjusted differences.

17.	Discuss with Management and the Independent Auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

18.	Discuss with Management the Company’s major financial risk exposures and the steps taken by Management to monitor and control such exposures.

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19.
Review with the Independent Auditor, the Company’s Chief Financial Officer, Controller and other senior financial and accounting personnel the adequacy and effectiveness of the internal controls of the Company.

20.
Review any recommendations of the Independent Auditor, the Company’s Chief Financial Officer, Controller and other senior financial and accounting personnel for the improvement of internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

21.
Review major changes to the Company’s auditing and accounting principles and practices as recommended by the Independent Auditor, Chief Financial Officer, Controller, other senior financial and accounting personnel or Management.

22.
Establish procedures for receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

23.	Investigate any complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

24.	Review and approve all related-party transactions.

25.	Review and approve any exceptions or waivers made to the Company’s Code of Business Conduct and Ethics.

26.
Review with the Independent Auditor any problems or difficulties the Independent Auditor may have encountered and any management letter provided by the Independent Auditor and the Company’s response to such letter.  Such review should include:

a.	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information;

b.	Any changes required in the planned scope of the internal audit; and

c.	The financial and accounting department responsibilities, budget and staffing.

In addition, the Audit Committee shall perform such other functions as required by the rules and regulations of the NASDAQ and SEC, the Company’s Amended and Restated Certificate of Incorporation or By-Laws, the Board, or by other applicable law.

4.	Committee Meetings

The Audit Committee will meet at least four times annually, or more frequently as circumstances dictate.  Each regularly scheduled meeting will conclude with an executive session of the Audit Committee absent members of Management.  Minutes or other records of each meeting of the Audit Committee shall be maintained.

5.	Minutes, Materials and Reports

The Audit Committee will, to the extent deemed appropriate, record its summaries of recommendations to the Board in written form that will be incorporated as a part of the minutes of the Board.  The Audit Committee will also prepare and sign a Report of the Audit Committee meeting the requirements of the rules and regulations of the SEC for inclusion in the Company’s proxy statement for its annual meeting of stockholders.

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6.	Charter Review

The Audit Committee will review and reassess the adequacy of this Charter at least once per year and recommend any proposed changes to the Board.  This review is initially intended to be conducted at the first Audit Committee meeting following the Company’s annual meeting of stockholders, but may be conducted at any time the Audit Committee desires to do so.  In addition, the Company will publicly disclose this Charter (in its then current form) to the extent and in the manner required by the rules and regulations of the SEC.

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iVILLAGE INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD ON NOVEMBER 1, 2004

The undersigned stockholder hereby appoints DOUGLAS W. MCCORMICK and STEVEN A. ELKES, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of iVillage Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of iVillage Inc. to be held at the Hilton Times Square, 234 West 42nd Street, Empire Room, New York, New York, on Monday, November 1, 2004, at 9:30 a.m., local time, and at any and all adjournments or postponements thereof, with all the powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

1.     To elect three Class III Directors.

FOR all nominees below (except as marked to the contrary below)           WITHHOLD AUTHORITY to vote for all nominees below

NOMINEES: 01 Ajit M. Dalvi          02 Habib Kairouz          03 Edward T. Reilly          04 Alfred Sikes

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S),
WRITE SUCH NOMINEE(S)’ NAME(S)

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.

2.     To ratify appointment of PricewaterhouseCoopers LLP as independent auditors of iVillage Inc. for its fiscal year ending December 31, 2004.

FOR                AGAINST                ABSTAIN
see reverse for voting instructions

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT MAY BE REVOKED PRIOR TO ITS EXERCISE.

THE UNDERSIGNED HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN FOR SAID MEETING OR ANY AND ALL ADJOURNMENTS OR POSTPONEMENTS.

PLEASE VOTE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.
Dated:                                                                 , 2004

Signature(s)

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.